                                                                   EXHIBIT 10.20

                           STOCK PURCHASE AGREEMENT



                                     AMONG


                                  EISI, INC.

                                  as "Buyer,"

                       B. HIGGINBOTHAM ENTERPRISES, INC.

                               as the "Company"

                                      AND

                            ROBERT V. HIGGINBOTHAM

                                      AND

                       B. HIGGINBOTHAM ENTERPRISES, INC.
                     401(k) EMPLOYEE STOCK OWNERSHIP PLAN

                                 as "Sellers"


                                  Dated as of

                                 June 10, 1998

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
1.   DEFINITIONS......................................................................      1
2.   PURCHASE AND SALE OF COMPANY SHARES..............................................      5
     (a)    Basic Transaction.........................................................      5
     (b)    Purchase Price............................................................      5
     (c)    Other Provisions With Respect to the Buyer Notes..........................      6
     (d)    Additional Consideration Based on Pre-Tax Income..........................      6
     (e)    Employment Agreements.....................................................      7
     (f)    Agreement Not To Compete..................................................      7
     (g)    Stock Pledge Agreement....................................................      7
     (h)    Lease Agreement...........................................................      7
     (i)    Right of Offset...........................................................      7
     (j)    Allocation of Amounts Due Sellers.........................................      7
     (k)    The Closing, Conditions Precedent.........................................      7
     (l)    Deliveries at the Closing.................................................      8
3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION........................      8
     (a)    Representations and Warranties of the Sellers.............................      8
     (b)    Representations and Warranties of the Buyer...............................     10
4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES.......     11
     (a)    Organization, Qualification, and Corporate Power..........................     11
     (b)    Capitalization............................................................     11
     (c)    Noncontravention..........................................................     11
     (d)    Brokers' Fees.............................................................     12
     (e)    Title to Assets...........................................................     12
     (f)    Subsidiaries..............................................................     12
     (g)    Financial Statements......................................................     12
     (h)    Events Subsequent to Most Recent Fisacal Year End.........................     12
     (i)    Undisclosed Liabilities...................................................     14
     (j)    Legal Compliance..........................................................     15
     (k)    Tax Matters...............................................................     15
     (l)    Real Property.............................................................     16
     (m)    Intellectual Property.....................................................     17
     (n)    Tangible Assets...........................................................     19
     (o)    Inventory.................................................................     20

     (p)     Contracts.................................................................    20
     (q)     Notes and Accounts Receivable.............................................    21
     (r)     Powers of Attorney.......................................................     21
     (s)     Insurance................................................................     21
     (t)     Litigation...............................................................     22
     (u)     Product Warranty.........................................................     22
     (v)     Product Liability........................................................     23
     (w)     Employees................................................................     23
     (x)     Employee Benefits........................................................     23
     (y)     Guaranties...............................................................     25
     (z)     Environment, health, and Safety..........................................     25
     (aa)    Certain Business Relationships with the Company..........................     26
     (bb)    Disclosure...............................................................     26
5.   POST-CLOSING COVENANTS...........................................................     26
     (a)     General..................................................................     26
     (b)     Litigation Support.......................................................     26
     (c)     Transition...............................................................     26
     (d)     Certain Guarantees.......................................................     27
     (e)     Liabilities of the Company...............................................     27
6.   REMEDIES FOR BREACHES OF THIS AGREEMENT..........................................     27
     (a)     Survival of Representations and Warranties...............................     27
     (b)     Indemnification Provisions for Benefit of the Buyer......................     27
     (c)     Indemnification Provisions for Benefit of the Sellers....................     28
     (d)     Matters Involving Third Parties..........................................     29
     (e)     Limitations..............................................................     30
     (f)     Determination of Adverse Consequences....................................     30
     (g)     Other Indemnification Provisions.........................................     30
7.   TAX MATTERS......................................................................     30
     (a)     Tax Periods ending on or Before the Closing Date........................      30
     (b)     Tax Periods Beginning Before and Ending After the Closing Date..........      31
     (c)     Cooperation on Tax Matters..............................................      31
     (d)     Tax Sharing Agreements..................................................      32
     (e)     Certain Taxes...........................................................      32
8.   MISCELLANEOUS...................................................................      32
     (a)     Arbitration.............................................................      32
     (b)     Waiver of Jury Trial....................................................      32
     (c)     Nature of Certain Obligations...........................................      32
     (d)     Press Releases and Public Announcements.................................      33
     (e)     No Third-Party Beneficiaries............................................      33
     (f)     Entire Agreement........................................................      33
     (g)     Succession and Assignment...............................................      33
     (h)     Counterparts............................................................      33
     (i)     Headings................................................................      33
     (j)     Notices.................................................................      33
     (k)     Governing Law...........................................................      34

     (l)    Amendments and Waviers...................................................      34
     (m)    Severability.............................................................      34
     (n)    Expenses.................................................................      34
     (o)    Construction.............................................................      35
     (p)    Incorporation of Exhibits, Annexes, and Schedules........................      35
     (q)    Specific Performance.....................................................      35

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into as of June 10, 1998 (the "Effective Date"), by and among EISI, INC., a California corporation (the "Buyer"); B. HIGGINBOTHAM ENTERPRISES, INC., a Texas Corporation (the "Company"); and ROBERT V. HIGGINBOTHAM who resides in the State of Texas ("Higginbotham") and THE B. HIGGINBOTHAM ENTERPRISES, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") (Higginbotham and the ESOP being sometimes referred to as the "Sellers"). The Buyer, the Company and the Sellers are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                   RECITALS

     A. The Sellers own 1,060.027 shares of common stock of the Company which constitutes all of the issued and outstanding capital stock of the Company (the "Company Stock").

     B. This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the Company Stock subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   DEFINITIONS.
     -----------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
     ---------------------
under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
     ----------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
     ------------------
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Applicable Rate" means the prime base rate of interest publicly announced
     -----------------
from time to time by Wells Fargo Bank (or its successor).

     "Basis" means any past or present fact, situation, circumstance, status,
     -------
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
     -------

     "Buyer Stock" has the meaning set forth in Section 2(b) below.
     -------------

     "Buyer Stock Option" has the meaning set forth in Section 2(b) below.
     --------------------

     "Closing" has the meaning set forth in Section 2(g) below.
     ---------

     "Closing Date" has the meaning set forth in Section 2(g) below.
     --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
     ------

     "Company" has the meaning set forth in the preface above.
     ---------

     "Company Share" means any share of the Common Stock, par value $1.00 per
     ---------------
share, of the Company.

     "Confidential Information" means any information concerning the businesses
     --------------------------
and affairs of the Company that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
     ----------------------------------
Section 1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Reg.
     -----------------------------------
Section 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Section 4 below.
     ---------------------

     "Earn Out" has the meaning set forth in Section 2(d) below.
     ---------

     "Effective Date" has the meaning set forth in the preface above.
     ----------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA
     -------------------------------
Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
     -------------------------------
Section 3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive
     ----------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Clean Air Act, Title 2 of the Texas Water Code, the Texas Solid Waste Disposal Act, and the Texas Clean Air Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1864, as
     -------
amended.

     "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-18.
     ---------------------

     "Extremely Hazardous Substance" has the meaning set forth in Section 302
     -------------------------------
of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).
     -----------

     "Financial Statement" has the meaning set forth in Section 4(g) below.
     ---------------------

     "GAAP" means United States generally accepted accounting principles as in
     ------
effect from time to time.

     "Indemnified Party" has the meaning set forth in Section 6(d) below.
     -------------------

     "Indemnifying Party" has the meaning set forth in Section 6(d) below.
     --------------------

     "Initial Public Offering" means the first public offering of the common
     -------------------------
stock (or securities convertible into common stock) of the Buyer pursuant to an effective registration statement under the Securities Act.

     "Intellectual Property" means (a) all inventions (whether patentable or
     -----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
     -----------

     "Liability" means any liability (whether known or unknown, whether asserted
     -----------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the
     ---------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in
     ----------------------------------
Section 4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g)
     ------------------------------
below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g)
     -----------------------------
below.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(36).
     --------------------

     "Ordinary Course of Business" means the ordinary course of business
     -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
     -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Person" means an individual, a partnership, a corporation, an association,
     --------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Section 405
     ------------------------
and Code Section 4865.

     "Purchase Price" has the meaning set forth in Section 2(b) below.
     ----------------

     "Reportable Event" has the meaning set forth in ERISA Section 4043.
     ------------------

     "Securities Act" means the Securities Act of 1933, as amended.
     ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1834, as
     -------------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
     --------

     "Subsidiary" means any corporation with respect to which a specified Person
     ------------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Survey" has the meaning set forth in Section 5(i) below.
     --------

     "Tax" means any federal, state, local, or foreign income, gross receipts,
     -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
     ------------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 6(d) below.
     -------------------

     "Threshold Amount" has the meaning set forth in Section 2(d) below.
     ------------------

2.   PURCHASE AND SALE OF COMPANY SHARES.
     -----------------------------------

     (a)  BASIC TRANSACTION. On and subject to the terms and conditions of this
          -----------------
Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of their Shares of Company Stock for the consideration specified below in this Section 2.

     (b)  PURCHASE PRICE. On and subject to the terms and conditions of this
          --------------
Agreement, as consideration for the sale of their Shares of Company Stock, Sellers shall be entitled to receive, in the aggregate, the following:

          (i) the payment by Buyer of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00) (the "Cash") by wire transfer or delivery of other immediately available funds on the Effective Date; and

          (ii) subordinated promissory notes from the Buyer (the "Buyer Notes") in the aggregate principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) on the terms and conditions set forth below and in the form of Exhibit A attached hereto.

          (iii) in the event that receipt by the ESOP of Buyer Notes shall constitute a Prohibited Transaction, the Sellers will reallocate cash to the ESOP and Buyer Notes to Higginbotham on a dollar for dollar basis, such that payments to the ESOP at the Closing will consist of cash only.

     (c)  OTHER PROVISIONS WITH RESPECT TO THE BUYER NOTES.
          ------------------------------------------------

          (i) Subject to Sections 2(c)(ii)-(iii) below, the Buyer Notes shall be due and payable on January 2, 1999 or the day immediately following the Initial Public Offering, whichever is earlier (the "Buyer Note Due Date").

          (ii) On or before the Buyer Note Due Date, the Buyer shall have the right to completely pay off the Buyer Note or elect to pay the Buyer Notes in up to six (6) equal monthly installments, with the first installment being due thirty (30) days from the Buyer Note Due Date (the "Buyer Note Installment Payment Option"). If the Buyer elects the Buyer Note Installment Payment Option, (x) the Buyer shall notify the Sellers in writing of its election and state the number of months over which the Buyer Notes will be paid and (y) the Buyer Notes shall bear interest at the Applicable Rate.

     (d)  ADDITIONAL CONSIDERATION BASED ON PRE-TAX INCOME.  Subject to the
          ------------------------------------------------
provisions of Sections 2(d)(i) and (ii) below, as additional consideration for the sale of the Company Stock by the Seller to Buyer (the "Earn Out"), if the Company earns pre-tax income of more than THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) (the "Threshold Amount") for the Company's fiscal year ending June 30, 1999, the Sellers shall be entitled to receive from Buyer either cash or common stock in the Buyer with a value equal to THREE DOLLARS ($3.00) for each dollar by which the Company's pre-tax income exceeds the Threshold Amount up to a maximum Earn Out of NINE HUNDRED THOUSAND DOLLARS ($900,000.00).

          (i) If there is an Initial Public Offering on or before October 1, 1999, the Earn Out shall be payable to Sellers in shares of common stock in the Buyer based on the price of the common stock on the date of the Initial Public Offering. The share certificates shall be delivered to the Sellers on October 1, 1999, and the Sellers shares shall be subject to the same transfer and other restrictions as may be imposed on or applicable to the shares held by the other principal stockholders of the Buyer's common stock.

          (ii) If there is no Initial Public Offering on or before October 1, 1999, the Earn Out shall be payable to the Sellers in cash on October 31, 1999 or, at the Buyer's written election in up to six (6) equal monthly installments, with the first installment being due November 1, 1999. If the Buyer elects to pay the cash Earn Out over time, (x) the Buyer shall notify the Sellers in writing of its election and state the number of months over which the Earn Out will be paid and (y) deliver an executed promissory note to Higginbotham with respect to his entitlement only on the terms and conditions set forth in and in the form of Exhibit B attached hereto.

In determining the Company's pre-tax income for the fiscal year ending June 30, 1999, the Company shall, for accounting purposes, be treated as a separate entity and shall not be charged with any overhead or other allocations from the Buyer. Buyer shall not take any action, other than in the ordinary course of business, which is designed to purposefully interfere with the Sellers' ability to earn the Earn Out. If the Sellers dispute the Buyer's calculation of the Earn Out and the parties are unable to resolve their differences informally, the Sellers shall be required to submit the dispute to arbitration pursuant to
Section 8(a) below no later than November 1, 1999.

     (e)  EMPLOYMENT AGREEMENTS.  Higginbotham shall enter into an employment
          ----------------------
agreement with the Buyer on terms and conditions satisfactory to the Buyer in form of Exhibit C attached hereto.

     (f)  AGREEMENT NOT TO COMPETE. Higginbotham shall enter into an Agreement
          ------------------------
Not To Compete with the Company and Buyer on terms and conditions satisfactory to the Buyer in form of Exhibit D attached hereto.

     (g)  STOCK PLEDGE AGREEMENT. The obligations of Buyer under the Buyer Notes
          ----------------------
and any promissory note provided pursuant to Section 2(d)(ii) shall be secured by the Company Stock pursuant to the terms of a Stock Pledge Agreement in the form of Exhibit E attached hereto.

     (h)  LEASE AGREEMENT. Higginbotham shall enter into written lease
          ---------------
agreements with the Company on terms and conditions satisfactory to the Company and the Buyer relating to the Company's lease of those facilities owned by Higginbotham and located at 2126 Vanco, Irving, Texas in the form of Exhibits F and G attached hereto.

     (i)  RIGHT OF OFFSET. Subject to Section 6(e), the Buyer expressly reserves
          ---------------
against the Sellers the right to offset against any and all sums payable under the Buyer Note and/or the Earn Out an amount equal to all damages sustained by the Buyer or the Company by reason of any default by the Sellers or the breach of any representation, warranty or covenant of the Sellers under this Agreement.

     (j)  ALLOCATION OF AMOUNTS DUE SELLERS. The Cash, Buyer Notes and the Earn
          ---------------------------------
Out shall be allocated among the Sellers in proportion to their respective holdings of Company Stock as set forth in Schedule 4(b) of the Disclosure Schedule.

     (k)  THE CLOSING, CONDITIONS PRECEDENT.
          ---------------------------------

          (i) the closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, commencing at 9:00 a.m. local time on the first business day following the satisfaction of the conditions precedent set forth in the following sentence, or at such other time, date and place as shall be mutually satisfactory to the parties, but not later than June 30, 1998 (the "Closing Date"). Notwithstanding any other provision of this Agreement to the contrary, the Closing shall be subject to the satisfaction of the following conditions precedent:

               (a) each of the representations and warranties of the parties hereto shall be true and complete as of the Closing, and each of the parties hereto shall have performed their respective covenants;

               (b) each third party lender to the Company having a security interest in any of the property of the Company or whose indebtedness from the Company would be in default as a result of the consummation of any of the transactions contemplated herein, shall have consented to the consummation of the transactions contemplated herein and agreed
          (i) to waive any defaults occurring as a result of such consummation for a period of not less than thirty days or (ii) agree to amend its lending relationship with the Company in a manner satisfactory to the Buyer;

               (c) the ESOP shall have taken such steps as shall be reasonably satisfactory to the Parties to assure that the transactions contemplated herein, when consummated, will not constitute Prohibited Transactions and that none of the Parties shall incur any liability with respect to such transactions under ERISA following the Closing. Without limiting the generality of the foregoing, the ESOP shall have delivered, or caused to be delivered, notice of termination of ESOP under applicable law and the Board of Directors of the Company shall have taken such steps as are appropriate in connection with terminating the ESOP and authorizing the transactions contemplated hereby.

     (l)  DELIVERIES AT THE CLOSING. At the Closing, (i) Sellers will deliver to
          --------------------------
the Buyer stock certificates representing all of their Company Stock, endorsed in blank or accompanied by duly executed assignment documents and (ii) the Buyer will deliver to the Seller the consideration specified in Section 2(b) above .

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.
    ---------------------------------------------------------

     (a)  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  Each of the Sellers
          ----------------------------------------------
represents and warrants, jointly and severally, to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the Effective Date except as set forth in Annex I attached hereto.

          (i)   AUTHORIZATION OF TRANSACTION. The Seller has full power and
                -----------------------------
     authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (ii)  NONCONTRAVENTION.  Neither the execution and the delivery of
                -----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iii) BROKERS' FEES.  The Seller has no Liability or obligation to pay
                --------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (iv)  INVESTMENT.  The Seller (A) understands that the Buyer Note and
                -----------
     the Buyer's common stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note and the potential for Buyer common stock solely for his/its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain any and all additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note and Buyer common stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note or Buyer common stock, and (F) Robert V. Higginbotham is an Accredited Investor for the reasons set forth on Annex I.

          (v)  COMPANY SHARES.  The Seller holds of record and owns beneficially
               ---------------
     the number of Shares of Company Stock set forth next to his/its name in
     Schedule 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, and which constitute all of the issued and outstanding capital stock of the Company. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     (b)  REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer represents and
          --------------------------------------------
warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the Effective Date except as set forth in Annex II attached hereto.

          (i)   ORGANIZATION OF THE BUYER. The Buyer is a corporation duly
                --------------------------
     organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  AUTHORIZATION OF TRANSACTION. The Buyer has full power and
                -----------------------------
     authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) NONCONTRAVENTION. Neither the execution and the delivery of this
                -----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay
               --------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v)  INVESTMENT.  The Buyer is not acquiring the Company Shares with a
               -----------
     view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES.
     ---------------------------------------------------------------------------
The Sellers and the Company represent and warrant, jointly and severally, to the Buyer that the statements contained in this Section 4 are correct and complete as of the Effective Date except as set forth in the disclosure schedule delivered by the Sellers to the Buyer and attached hereto as Annex I (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed
--------------------
adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a
          -------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

     (b)  CAPITALIZATION. The entire authorized capital stock of the Company
          ---------------
consists of 100,000 Company Shares, of which 1,060.027 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Schedule 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c)  NONCONTRAVENTION. Neither the execution and the delivery of this
          -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d)  BROKERS' FEES. The Company does not have any Liability or obligation
          --------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e)  TITLE TO ASSETS. The Company has good and marketable title to, or a
          ----------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f)  SUBSIDIARIES.  The Company has no subsidiaries, either direct or
          -------------
indirect, whatsoever.

     (g)  FINANCIAL STATEMENTS.  Attached hereto to Schedule 4(g) of the
          ---------------------
Disclosure Schedule are the following financial statements (collectively the

"Financial Statements"): (i) balance sheets and statements of income, changes in
---------------------
stockholders' equity, and cash flow as of and for the fiscal years ended June

30, 1994, 1995, 1996, and 1997 (the "Most Recent Fiscal Year End") for the
                                    ------------------------------
Company ; and (ii) balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as
                                         -----------------------------------
of and for the 3 months ended March 31, 1998 (the "Most Recent Fiscal Month
                                                  -------------------------
End") for the Company. The Financial Statements (including the notes thereto)
-----
have been prepared on a consistent basis throughout the periods covered thereby, contain and reflect in all respects all necessary adjustments and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

     (h)  EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.  Since the Most
          -------------------------------------------------
Recent Fiscal Month End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

          (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

          (iii) no party (including the Company ) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

          (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

          (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

          (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

          (viii) the Company has not failed to pay any of its obligations when due or delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

          (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of the Company;

          (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Company has not granted any (a) increase in the compensation or (b) bonuses, incentive compensation or other benefits, contingent or otherwise, of or for the benefit of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

          (xxii) the Company has not committed to any of the foregoing.

     (i)  UNDISCLOSED LIABILITIES. The Company has no Liability (and there is no
          ------------------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j)  LEGAL COMPLIANCE. Each of the Company and its predecessors and
          -----------------
Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  TAX MATTERS.

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. None of the Company currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Schedule 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1991 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1991.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 270G. The Company has not been a United States real property holding corporation within the meaning of Code
     Section 797(c)(2) during the applicable period specified in Code
     Section 797(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
     Section 5552. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has no Liability for the Taxes of any Person (other than the Company ) under Reg. Section 1.1502-5 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) The Sellers will provide the following information before Closing with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company or Subsidiary in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

          (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (l)  REAL PROPERTY.

          (i)  The Company does not own any real property whatsoever.

          (ii) Schedule 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
     Schedule 4(l)(ii) of the Disclosure Schedule:

               (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (d) no party to the lease or sublease has repudiated any provision thereof;

               (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (f) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (g) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (h) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (i) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

     (m)  INTELLECTUAL PROPERTY.

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) Schedule 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
     Schedule 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 4(m)(iii) of the Disclosure Schedule:

               (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Schedule 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (vi) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company had any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     (n)  TANGIBLE ASSETS. The Company owns or leases all buildings, machinery,
          ----------------
equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. To the best knowledge of Sellers, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and presently is proposed to be used and is in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational health and safety laws and regulations) relating thereto currently in effect.

     (o)  INVENTORY. The inventory of the Company consists of raw materials and
          ----------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (p)  CONTRACTS. Schedule 4(p) of the Disclosure Schedule lists all
          ----------
contracts and other agreements to which the Company is a party including, but not limited to, the following:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $1,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Company);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any form of compensation or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company ; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q)  NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of
          ------------------------------
the Company are reflected properly on their books and records, are valid receivable subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company .

     (r)  POWERS OF ATTORNEY. There are no outstanding powers of attorney
          -------------------
executed on behalf of the Company.

     (s)  INSURANCE. Schedule 4(s) of the Disclosure Schedule sets forth the
          ----------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

          (i)    the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)  the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past

5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     (t)  LITIGATION. Schedule 4(t) of the Disclosure Schedule sets forth each
          -----------
instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Schedule 4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters)of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

     (u)  PRODUCT WARRANTY. Each product manufactured, sold, leased, or
          -----------------
delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

     (v)  PRODUCT LIABILITY. The Company has no Liability (and there is no
          ------------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

     (w)  EMPLOYEES. To the Knowledge of any of the Sellers and the directors
          ----------
and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     (x)  EMPLOYEE BENEFITS.

          (i) Schedule 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 5 of Subtitle B of Title I of ERISA and of Code Section 4970B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          (S)401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                 (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                 (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                 (C) The Company has not incurred, and none of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Company does not maintain, never has maintained or contributed and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4860B).

     (y)  GUARANTIES. The Company is not a guarantor or otherwise liable for any
          -----------
Liability or obligation (including indebtedness) of any other Person.

     (z)  ENVIRONMENT, HEALTH, AND SAFETY.

          (i) The Company and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) The Company has no Liability (and none of the Company and its predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment used in the business of the Company and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (aa) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. None of the Sellers
          ------------------------------------------------
and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

     (bb) DISCLOSURE. The representations and warranties contained in this
          -----------
Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 4 not misleading.

5.  POST-CLOSING COVENANTS. The Parties agree as follows with respect to the
    -----------------------
period following the Closing.

    (a)  GENERAL. In case at any time after the Effective Date any further
         -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). The Sellers acknowledge and agree that from and after the Effective Date the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

    (b)  LITIGATION SUPPORT. In the event and for so long as any Party
         -------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 6 below).

    (c)  TRANSITION.  The Sellers will not take any action that is designed or
         -----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

    (d)  Certain Guarantees.  Buyer will use best reasonable efforts to cause
         ------------------
Higginbotham to be released from each Guaranty or similar arrangement pursuant to which Higginbotham has agreed to provide security or be liable with respect to any loan or advance of money by any third party or financial institution, equipment lessor, landlord or the like providing goods or services or making available real property for the benefit of the Company; provided, however, Buyer shall not be obligated pursuant to this Section 5(d) with respect to any such guaranty which relates to any debt or any obligation of any kind not reflected on or reserved for in the Most Recent Balance Sheet.

    (e)  Liabilities of the Company.  The Buyer shall cause the Company to
         --------------------------
perform its obligations reflected on the Most Recent Balance Sheet to the extent of the Company's ability to do so and shall not, until the satisfaction of such obligations or the third anniversary of the Closing accept any dividend or other distribution of money or property (excluding dividends payable solely in the equity or debt securities of the Company) in respect of its ownership of the equity securities of the Company. Notwithstanding the foregoing sentence, Buyer may accept dividends and distributions with respect to the equity securities of the Company prior to the third anniversary of the Closing or the satisfaction of the liabilities reflected on the Most Recent Balance Sheet if, at the time of accepting such dividends or distribution, it covenants to make a contribution to the capital of the Company in the amount of such dividend or distribution in the event that prior to the third anniversary of the Closing or the satisfaction of the last to be satisfied of the liabilities reflected on the Most Recent Balance Sheet a claim is made by any third party against the Sellers with respect to the liabilities reflected on the Most Recent Balance Sheet.

6.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder without regard to any investigation made by any of the Parties (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

          (i) Subject to the limitations set forth in Section 6(e) below, in the event the Sellers breach (or in the event any third party alleges facts that, if true, would mean the Sellers have breached) any of their representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in
     Section 3(a) above), and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 8(h) below within such survival period, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) Subject to the limitations set forth in Section 6(e) below, in the event the Sellers breach (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or its covenants in Section 2(a) above or any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to
     Section 8(h) below within such survival period, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (iii) Subject to the limitations set forth in Section 6(e) below, the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company
     (A) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 8(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto)[, as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns, and (B) for the unpaid Taxes of any Person (other than the Company) under Reg. Section 1.1502-5 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS.  Subject to the
          ------------------------------------------------------
limitations set forth in Section 6(e) below, in the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Sellers make a written claim for indemnification against the Buyer pursuant to Section 8(h) below within such survival period, then the Buyer agrees to indemnify each of the Seller from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d)  MATTERS INVOLVING THIRD PARTIES.

          (i)    If any third party shall notify any Party (the "Indemnified
                                                                ------------
     Party") with respect to any matter (a "Third Party Claim") which may give
     ------                                -------------------
     rise to a claim for indemnification against any other Party (the

     "Indemnifying Party") under this Section 6, then the Indemnified Party
     --------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       --------
     however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified

     Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

     (e) LIMITATIONS. The provisions of this Section 6 notwithstanding, neither
         -----------
the Buyer nor the Sellers shall be liable to or required to indemnify the other under Sections 6(b) or (c) until the aggregate amount otherwise due the party to be indemnified exceeds an accumulated total of Thirty Thousand Dollars ($30,000.00).

     (f)  DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into
          -------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse

Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

     (g)  OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification
          --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Sellers hereby agree that they will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

7. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

     (a)  TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Buyer shall prepare
          ------------------------------------------------
or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing. Buyer shall permit Company to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet or incurred in the ordinary course of business since that date.

     (b)  TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer
          --------------------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company .

     (c)  COOPERATION ON TAX MATTERS.

          (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (d)  TAX SHARING AGREEMENTS. All tax sharing agreements or similar
          ----------------------
agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

     (e)  CERTAIN TAXES. All transfer, documentary, sales, use, stamp,
          -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

8.   MISCELLANEOUS.

     (a)  ARBITRATION. The Parties agree that except with respect to any action
          -----------
for an injunction pursuant to the provisions of the Agreement Not To Compete (Exhibit D hereto), all disputes among the Parties after the Closing arising out of or relating to this Agreement, including without limitation the indemnities provided above or the breach thereof, shall be submitted to the American Arbitration Association ("AAA") for arbitration before a single arbitrator for final and binding arbitration in accordance with the rules of AAA then in effect or such other procedures as the Parties may agree to as the sole and exclusive remedy for resolving such disputes. The Parties agree that the decision of the arbitrator shall be final and binding between the Parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The Parties agree that any such arbitration shall take place in Dallas, Texas. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     (b)  WAIVER OF JURY TRIAL.  THE PARTIES EACH ACKNOWLEDGE AND AGREE THAT BY
          --------------------
SELECTING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR RESOLVING ALL DISPUTES AMONG THEM (OTHER THAN THOSE SET FORTH IN SECTION 5(d)), THEY ARE WAIVING THEIR RIGHT TO A JURY TRIAL TO WHICH THEY MAY OTHERWISE BE ENTITLED.

     (c)  NATURE OF CERTAIN OBLIGATIONS. The representations, warranties, and
          ------------------------------
covenants in this Agreement are a material inducement to Buyer in entering into this Agreement. Thus, Sellers ill be responsible to the extent provided in
Section 6 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

     (d)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and Higginbotham; provided, however, that any Party may make any public
                        --------  -------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (e)  NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (f)  ENTIRE AGREEMENT. This Agreement (including the documents referred to
          -----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, negotiations or representations by or among the Parties or their representatives, whether written or oral, to the extent they related in any way to the subject matter hereof.

     (g)  SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i)
                                      --------  -------
assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (h)  COUNTERPARTS. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (i)  HEADINGS. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (j)  NOTICES. All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


     If to the Sellers:      B. Higginbotham Enterprises, Inc.
     ------------------
                             2126 Vanco Drive
                             Irving, Texas 75061
                             Attention: Mr. Robert V. Higginbotham

     If to the Buyer:        EISI, Inc.
     ----------------
                             140 East Dana Street
                             Mountain View, California 84041
                             Attention: Donald J. Esters
                             Chairman of the Board

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (k)  GOVERNING LAW. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

     (l)  AMENDMENTS AND WAIVERS. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (m)  SEVERABILITY. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (n)  EXPENSES. Each of the Parties will bear his or its own costs and
          --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (o)  CONSTRUCTION. The Parties have participated jointly in the negotiation
          ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (p)  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits,
          -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (q)  SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that
          --------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any arbitration proceeding.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [AS OF] the date first above written.

                                             EISI, INC.


                                             By: /s/ DONALD J. ESTERS
                                                --------------------------------
                                                Donald J. Esters
                                                Chairman of the Board



                                             B. HIGGINBOTHAM ENTERPRISES, INC.


                                             By: /s/ ROBERT V. HIGGINBOTHAM
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:-----------------------------


                                             SELLERS

                                                /s/ ROBERT V. HIGGINBOTHAM
                                             -----------------------------------
                                             Robert V.  Higginbotham


                                             B. HIGGINBOTHAM ENTERPRISES, INC.
                                             401(K) EMPLOYEE STOCK OWNERSHIP
                                             PLAN


                                             By: /s/ ROBERT V. HIGGINBOTHAM
                                                --------------------------------

                                             Its:
                                                 -------------------------------